UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2025

SANARA MEDTECH INC.
(Exact name of registrant as specified in its charter)

Texas	001-39678	59-2219994
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

1200 Summit Avenue, Suite 414 Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 529-2300

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SMTI	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 8.01 regarding the Subscription Agreement (defined below) is incorporated by reference into this Item 1.01.

Item 7.01	Regulation FD Disclosure.

On January 21, 2025, Sanara MedTech Inc., a Texas corporation (the “Company”), issued a press release announcing the License Agreement (defined below) and Subscription Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information included under Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) is furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filing.

Item 8.01	Other Events.

Licensing and Distribution Agreement

On January 16, 2025 (the “Execution Date”), the Company entered into a Licensing and Distribution Agreement (the “License Agreement”), by and between the Company and Biomimetic Innovation Limited, a privately-held medical device company headquartered in Shannon, Co. Clare Ireland (“BMI”), pursuant to which the Company acquired the exclusive U.S. marketing, sales and distribution rights to OsStic® Synthetic Injectable Structural Bio-Adhesive Bone Void Filler (“OsStic”), as well as an adjunctive internal fixation technology featuring novel delivery to promote targeted application of OsStic (“ARC” and together with OsStic, the “Products”), for use in the treatment of a wound or injury caused by a traumatic incident.

Pursuant to the License Agreement, the Company was appointed by BMI as the exclusive distributor to promote, market, offer to sell, transfer, distribute and sell the Products for trauma indications inside the United States and its territories for an initial five-year term, which term may be automatically renewed for successive two-year periods at the Company’s discretion, provided that the Company is in compliance with its obligations thereunder (the “Term”). From the Execution Date until October 13, 2025, the Company has an exclusive option to negotiate exclusive distribution rights for the Products in additional fields and/or additional territories on substantially the same terms as those set forth in the License Agreement.

The License Agreement requires that the Company pay BMI quarterly royalties (the “Quarterly Royalties”) based on a percentage of the Net Sales Value (as defined in the License Agreement) of the Products during the Term, with the applicable percentage of the Net Sales Value for OsStic being in the mid-single digit range. Pursuant to the License Agreement, the Company and BMI agreed to negotiate the applicable percentage of the Net Sales Value for ARC at a future date. The License Agreement also requires that the Company pay BMI minimum royalty payments being in the low to mid six figure range for the first, second and third years, respectively, following the receipt of first regulatory approval for the marketing and sale of a Product.

The License Agreement contains customary termination rights for both the Company and BMI, including, among others, the ability by either party to terminate the License Agreement if an event of default (as defined in the License Agreement) occurs and is occurring and the affected party provides written notice of such termination to the other party. Pursuant to the License Agreement, the Company is also entitled to terminate the License Agreement for any reason after the achievement of the Milestones (defined below), provided that the Company provide BMI with 90 days’ prior written notice of termination.

The License Agreement contains customary representations, warranties and obligations of the parties, including, among others, certain confidentiality, non-competition and non-solicitation covenants. The parties each have customary indemnification obligations and rights under the terms of the License Agreement, including with respect to breaches of certain representations and warranties and failure to observe and perform certain covenants.

Subscription and Shareholders’ Agreement

In connection with the License Agreement, on the Execution Date, the Company entered into a Share Subscription and Shareholders’ Agreement (the “Subscription Agreement”), by and among the Company, The Russell Revocable Living Trust, BMI and the existing shareholders of BMI, pursuant to which the Company agreed to contribute up to approximately €8.0 million to BMI through a series of capital contributions in exchange for an aggregate of 16,460 ordinary shares of BMI, constituting approximately 12.5% of the outstanding equity of BMI as of the Execution Date. The Company made an initial cash investment totaling approximately €3.0 million on the Execution Date, and the Company’s previously announced convertible loan to BMI was converted into €1.0 million of equity in BMI. Pursuant to the Subscription Agreement, the remaining €4.0 million contribution is due upon the achievement of certain development, clinical and regulatory milestones (the “Milestones”).

Pursuant to the Subscription Agreement, so long as the Company holds a five percent ownership interest or greater in BMI, the Company is entitled to have one person appointed to BMI’s board of directors. The Company’s initial investment of approximately €4.0 million caused the Company to exceed the five percent ownership interest threshold in BMI, and as a result the Company’s Chief Corporate Development & Strategy Officer, Tyler Palmer, has been nominated and appointed to BMI’s board of directors. In addition, the Company has the right to send one non-voting observer to attend meetings of the BMI board of directors, regardless of the Company’s ownership interest level. The Company’s capital contributions must be used to fund the development and commercialization of the Products, and the Company has certain veto and consent rights to further protect the Company’s investment in BMI and to support its ability to successfully market and sell the Products.

The foregoing description of the Subscription Agreement does not purport to be complete and is qualified in its entirety to the complete text of the Subscription Agreement, a copy of which will be filed with the Company’s next Quarterly Report on Form 10-Q.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of Sanara MedTech Inc., dated January 21, 2025 (furnished pursuant to Item 7.01).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 22, 2025

Sanara MedTech Inc.

		By:	/s/ Michael D. McNeil
		Name:	Michael D. McNeil
		Title:	Chief Accounting Officer and Chief Administrative Officer